EXHIBIT 10.4

ENERGY FOCUS, INC.
2020 Stock Incentive Plan

NONQUALIFIED STOCK OPTION AGREEMENT FOR EMPLOYEES

THIS NONQUALIFIED STOCK OPTION AGREEMENT FOR EMPLOYEES (this “Agreement”) is made as of [INSERT DATE] (the “Grant Date”) between ENERGY FOCUS, INC. (the “Company”) and [INSERT NAME] (referred to herein as “Participant”). Terms used in this Agreement with initial capital letters without definitions are defined in the Energy Focus, Inc. 2020 Stock incentive Plan (the “Plan”) and have the same meaning in this Agreement.

1.Option Shares. On the Grant Date, the Company hereby grants to Participant the option (the “Option”) to purchase [INSERT NO. OF SHARES] shares of the Company’s common stock, par value $0.0001 per share (the “Shares”), pursuant and subject to the terms of the Plan, a copy of which has been delivered or made available to Participant and is incorporated herein by reference. The Option granted hereby is a Nonqualified Stock Option.

2.Exercise Price. The purchase price per Share upon exercise of the Option is [INSERT EXERCISE PRICE].

3.Vesting. Subject to the terms of the Plan, the Option shall vest and be exercisable as described below. Provided that Participant continues to be an Employee of the Company or a Subsidiary, the Option shall vest and become exercisable (i.e., Shares may be purchased) according to the following schedule: Twenty-five percent (25%) of the Shares subject to the Option shall vest and be exercisable on the first anniversary of the Grant Date; the remaining seventy-five percent (75%) of the Shares subject to the Option shall vest one-thirty-sixth (1/36) each month following the first anniversary of the Grant Date.

The number of Shares, the exercise price thereof and the rights granted under this Agreement are subject to adjustment and modification as provided in the Plan. The total number of Shares referred to in this Section means, at any relevant time, the number of Shares stated in Section 1 hereof as such number shall then have been adjusted pursuant to the Plan. Notwithstanding the foregoing, in the event of a Change of Control prior to Participant’s Termination of Employment, the Option becomes fully vested and exercisable.

4.Termination of Employment.

(a) In General. If Participant’s Termination of Employment occurs for a reason other than Participant’s death, Disability or Retirement:

(i) any portion of the Option that has not vested as of the date of Termination of Employment will automatically be canceled and forfeited and Participant shall not be entitled to any further rights in respect thereof; and

(ii) Participant will have ninety (90) days from the date of Termination of Employment or until the expiration of the Option’s remaining term, whichever period is shorter, to exercise any portion of the Option that is vested and exercisable as of the date of Termination of Employment.

Notwithstanding the above, if the Termination of Employment is a Termination for Cause, as determined by the Administrator, any outstanding and unexercised portion of the Option shall be immediately canceled as of the date of the Termination of Employment.

EXHIBIT 10.4
(b) Death or Disability. If Participant’s Termination of Employment occurs due to Participant’s death or Disability:

(i) any unvested portion of the Option shall vest in full as of the date of Participant’s death or Disability; and

(ii) the Option (including any portion that vested pursuant to subsection (b)(i)) may be exercised after the Termination of Employment by Participant or by the legal representative of Participant’s estate or by the legatee(s) of Participant under Participant’s will for a period of one year after such Termination of Employment or until the expiration of the Option’s remaining term, whichever period is shorter.

(c) Retirement. If Participant’s Termination of Employment occurs due to Participant’s Retirement, the Option, to the extent vested and exercisable as of the date of such Retirement, shall remain exercisable for the lesser of one year or the remaining term of the Option.

5.Method of Exercise and Payment of Price.

a.Method of Exercise. At any time when all or a portion of the Option is exercisable under the Plan and this Agreement, some or all of the exercisable portion of the Option may be exercised from time to time by written notice to the Company, or such other method of exercise as may be specified by the Company, including without limitation, exercise by electronic means on the web site of the Company’s third-party equity plan administrator, which will:

(i) state the number of Shares with respect to which the Option is being exercised; and

(ii) if the Option is being exercised by anyone other than Participant, if not already provided, be accompanied by proof satisfactory to counsel for the Company of the right of such person or persons to exercise the Option under the Plan and all applicable laws and regulations.

b.Payment of Price. The full exercise price for the portion of the Option being exercised shall be paid to the Company as provided below:

(i) in cash;

(ii) by check or wire transfer (denominated in U.S. Dollars);

(iii) subject to any conditions or limitations established by the Administrator, other Shares which:

(A) have been owned by Participant for more than six months on the date of surrender (unless this condition is waived by the Administrator); and

(B) have a Fair Market Value on the date of surrender equal to or greater than the aggregate exercise price of the Shares as to which said Option shall be exercised (it being agreed that the excess of the Fair Market Value over the aggregate exercise price shall be refunded to Participant in cash);

(iv) subject to any conditions or limitations established by the Administrator, by the Company’s retention of the number of Shares otherwise issuable upon exercise of the Option at least equal to the exercise price (it being agreed that any excess of the Fair Market Value of the retained Shares over the aggregate exercise price shall be refunded to Participant in cash);

EXHIBIT 10.4
(v) consideration received by the Company under a broker-assisted sale and remittance program acceptable to the Administrator and in compliance with Applicable Law;

(vi) such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Law; or

(vii) any combination of the foregoing methods of payment.

6.Transfer. The Option shall be transferable only at Participant’s death, by Participant’s will or pursuant to the laws of descent and distribution. During Participant’s lifetime, the Option may not be exercised by anyone other than Participant or, in the event of Participant’s incapacity, Participant’s legal representative. The terms of this Agreement shall be binding upon the executors, administrators, successors and assigns of Participant.

7.Restrictions on Exercise. The Option is subject to all restrictions in this Agreement and/or in the Plan. As a condition of any exercise of the Option, the Company may require Participant or his successor to make any representation and warranty to comply with any applicable law or regulation or to confirm any factual matters reasonably requested by the Company.

8.Privileges of Stock Ownership. Participant shall not have any of the rights of a stockholder with respect to any of the Shares (e.g., the rights to vote and receive dividends) until the Shares are issued to Participant following the exercise of all or part of the Option.

9.Right of Set-Off. By accepting this Option, Participant consents to a deduction from, and set-off against, any amounts owed to Participant by the Company or any Subsidiary from time to time (including, but not limited to, amounts owed to Participant as wages, severance payments or other fringe benefits) to the extent of the amounts owed to the Company or Subsidiary under this Agreement.

10.Withholding Tax.

(a) Generally. Participant is liable and responsible for all taxes owed in connection with the exercise of the Option, regardless of any action the Company takes with respect to any tax withholding obligations that arise in connection with the Option. The Company does not make any representation or undertaking regarding the tax treatment or the treatment of any tax withholding in connection with the exercise of the Option. The Company does not commit and is under no obligation to structure the Option or the exercise of the Option to reduce or eliminate Participant's tax liability.

(b) Payment of Withholding Taxes. Concurrently with the payment of the exercise price pursuant to Section 5 hereof, Participant is required to arrange for the satisfaction of the minimum amount of any domestic or foreign tax withholding obligation, whether national, federal, state or local, including any employment tax obligation (the “Tax Withholding Obligation”) in a manner acceptable to the Company. Any manner provided for in Section 5(b) hereof shall be deemed an acceptable manner to satisfy the Tax Withholding Obligation unless otherwise determined by the Company.

11.Holding Period Requirement. If Participant is classified as an “officer” of the Company within the meaning of Rule 16a-1(f) under the Securities Exchange Act of 1934, as amended, on the Grant Date, then, as a condition to receipt of the Option, Participant hereby agrees to hold his After-Tax Net Profit in Shares until the sixth month anniversary of the exercise of all or a portion of the Option (or, if earlier, the date of Participant’s Termination of Employment). “After-Tax Net Profit” means the total dollar value of the Shares that Participant elects to exercise under this Option at the time of exercise, minus the total of (i) the exercise price to purchase these Shares, and (ii) the amount of all applicable federal, state,

EXHIBIT 10.4
local or foreign income, employment or other tax and other similar fees that are withheld in connection with the exercise.

12.Governing Law/Venue. This Agreement shall be governed by the laws of the State of Delaware, without regard to principles of conflicts of law, except to the extent superseded by the laws of the United States of America. The parties agree and acknowledge that the laws of the State of Delaware bear a substantial relationship to the parties and/or this Agreement and that the Option and benefits granted herein would not be granted without the governance of this Agreement by the laws of the State of Delaware. In addition, all legal actions or proceedings relating to this Agreement shall be brought exclusively in state or federal courts located in Ohio and the parties executing this Agreement hereby consent to the personal jurisdiction of such courts. In the event that it becomes necessary for the Company to institute legal proceedings under this Agreement, Participant shall be responsible to the Company for all costs and reasonable legal fees incurred by the Company with regard to such proceedings. Any provision of this Agreement which is determined by a court of competent jurisdiction to be invalid or unenforceable should be construed or limited in a manner that is valid and enforceable and that comes closest to the business objectives intended by such provision, without invalidating or rendering unenforceable the remaining provisions of this Agreement.

13.Interpretation and Administration. The parties agree that the interpretation of this Agreement shall rest exclusively and completely within the sole discretion of the Administrator. The parties agree to be bound by the decisions of the Administrator with regard to the interpretation of this Agreement and with regard to any and all matters set forth in this Agreement. The Administrator may delegate its functions under this Agreement to an officer of the Company designated by the Administrator (hereinafter the “designee”). In fulfilling its responsibilities hereunder, the Administrator or its designee may rely upon documents, written statements of the parties or such other material as the Administrator or its designee deems appropriate. The parties agree that there is no right to be heard or to appear before the Administrator or its designee and that any decision of the Administrator or its designee relating to this Agreement shall be final and binding unless such decision is arbitrary and capricious.

14.Electronic Delivery and Consent to Electronic Participation. The Company may, in its sole discretion, decide to deliver any documents related to the Option grant hereunder and participation in the Plan or future Options that may be granted under the Plan by electronic means. Participant hereby consents to receive such documents by electronic delivery and to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company, including the acceptance of option grants and the execution of option agreements through electronic signature.

15.Notices. All notices requests, consents and other communications required or provided hereunder shall be in writing and, if to the Company, shall be delivered or mailed to its principal office, and, if to Participant, shall be delivered either personally or mailed to the address of Participant appearing on the books and records of the Company.

16.Prompt Acceptance of Agreement. The Option grant evidenced by this Agreement shall, at the discretion of the Administrator, be forfeited if this Agreement is not manually executed and returned to the Company, or electronically executed by Participant by indicating Participant’s acceptance of this Agreement in accordance with the acceptance procedures set forth on the Company’s third-party equity plan administrator’s web site, within 90 days of the Grant Date.

17.Entire Agreement. This Agreement, together with the Plan, contains the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements, written or oral, with respect thereto. In the event of any conflict between the provisions of this Agreement and the Plan, the provisions of the Plan shall control.

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18.Amendment. This Agreement may not be modified, supplemented or otherwise amended other than pursuant to a written agreement between Company and Participant.

19.No Third-Party Beneficiary. This Agreement is made for the benefit of the Company and any Subsidiary employing Participant during the term hereof.

20.Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

21.Employment. This Agreement does not constitute a contract of employment or guarantee of employment of Participant for any length of time and nothing in the Plan or this Agreement confers upon Participant any right to continue in the employ of, or other relationship with the Company or any Subsidiary, or limit or interfere in any way with the right of the Company or Subsidiary to terminate Participant’s employment at any time with or without Cause.

22.No Representations Regarding Tax Consequences. Participant acknowledges and agrees that the Company has made no warranties or representations to Participant with respect to the tax consequences (including, but not limited to, income tax consequences) related to the Option granted under this Agreement, and Participant is in no manner relying on the Company or its representatives for an assessment of such tax consequences. Participant further acknowledges that there may be adverse tax consequences upon disposition of the Shares acquired pursuant to the exercise of the Option and that Participant has been advised that he should consult with his own attorney, accountant and/or tax advisor regarding the consequences thereof. Participant also acknowledges that the Company has no responsibility to take or refrain from taking any actions in order to achieve a certain tax result for Participant.

23.Headings. Section and subsection headings contained in this Agreement are inserted for the convenience of reference only. Section and subsection headings shall not be deemed to be a part of this Agreement for any purpose, and they shall not in any way define or affect the meaning, construction or scope of any of the provisions hereof.

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EXHIBIT 10.4
NONQUALIFIED STOCK OPTION AGREEMENT FOR EMPLOYEES
SIGNATURE PAGE

ENERGY FOCUS, INC.

By:
Name:
Title:
Attest:

Name:
Title:
Accepted by:

Participant